UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2025

FLUX POWER HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-31543	92-3550089
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2685 S. Melrose Drive, Vista, California	92081
(Address of Principal Executive Offices)	(Zip Code)

877-505-3589

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	FLUX	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 - Entry into a Material Definitive Agreement

Private Placement

As previously disclosed on the Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”), on July 18, 2025, Flux Power Holdings, Inc., a Nevada corporation (the “Company”), entered into a securities purchase agreement (the “Purchase Agreement”) with certain accredited investors (the “Initial Purchaser(s)”) pursuant to which the Company agreed to sell an initial aggregate amount of approximately $2.9 million in Prefunded Warrants (the “Prefunded Warrants”) at a purchase price equal to $19.369 per warrant (the “Purchase Price”). Each Prefunded Warrant entitled the holder to purchase one share of the Company’s Series A Convertible Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”), for $0.001 per share. Purchasers of Prefunded Warrants were also issued an additional five (5) year warrant to purchase a number of shares of common stock, par value $0.001 per share (the “Common Stock”) equal to fifty percent (50%) of the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock (the “Common Warrants,” and together with the Prefunded Warrants, the “Warrants”). The Warrants, the shares of Series A Preferred Stock issuable upon exercise of the Prefunded Warrants, and the shares of Common Stock issuable upon exercise of the Common Warrants are referred herein as the “Securities”.

Amended and Restated Securities Purchase Agreement

On September 15, 2025, the Company entered into an amended and restated securities purchase agreement (the “Amended and Restated Purchase Agreement”) with certain of the Initial Purchasers and certain additional investors (collectively, the “Purchasers”) pursuant to which, among other things, the Purchasers agreed to subscribe for and purchase, and the Company agreed to issue and sell to the Purchasers, an aggregate of 258,144 Prefunded Warrants and 1,214,769 Common Warrants at the Purchase Price for gross proceeds of approximately $5.0 million (the “Private Placement”). The Purchase Price was paid in cash or, in lieu of cash, cancellation of certain existing debt by the Company.

The closing of the Private Placement contemplated by the Purchase Agreement occurred simultaneously on September 15, 2025 upon the satisfaction of certain customary conditions (the “Closing”). The Company intends to use the net proceeds from the Private Placement for general corporate purposes and growth capital.

The Securities were offered to a small select group of accredited investors, as defined in Rule 501 of Regulation D, all of whom have a substantial pre-existing relationship with the Company. Certain affiliates of the Company participated in the Private Placement, among which included Krishna Vanka, our Chief Executive Officer and director, Kevin Royal, our Chief Financial Officer, Jeffrey Mason, our Chief Operating Officer, Dale Robinette, our director, Michael Johnson, our director, and Cleveland Capital, L.P. (“Cleveland”), which beneficially owns approximately 7.3% of our common stock.

Series A Preferred Stock

The preferences, limitations, powers and relative rights of the Series A Preferred Stock are set forth in the Second Amended and Restated Articles of Incorporation of the Company (the “Restated Articles”). The Company previously reported that, on September 10, 2025, the Company filed the Restated Articles with the Secretary of State of the State of Nevada (“Nevada Secretary of State”) to among other things, (i) increase the aggregate number of authorized shares of preferred stock from 500,000 to 3,000,000, $0.001 par value per share (“Preferred Stock”), (ii) grant the Board authority to fix the rights and preferences of the preferred stock by resolution from time to time, and (iii) designate 1,000,000 shares of Preferred Stock as Series A Preferred Stock. The Restated Articles became effective upon filing with the Nevada Secretary of State on September 10, 2025.

The Series A Preferred Stock ranks senior to the Company’s Common Stock with respect to the payment of dividends and distributions and amounts payable upon liquidation, dissolution and winding up of the Company, and shall have the following rights, preferences and limitations, which include, without limitation, (a) the right of the holder to convert such shares of Series A Preferred Stock into shares of the Company’s common stock at an initial conversion price of $2.058 as subject to adjustments (the “Conversion Price”), with automatic conversion upon (i) the conversion of the shares of Series A Preferred Stock by a then majority of holders of Series A Preferred Stock (the “Majority Holders”), (ii) the affirmative vote or written consent by the Majority Holder to convert all outstanding shares of Series A Preferred Stock, and (iii) on the fifth (5th) anniversary of the Closing; (b) the right to one vote per share and voting together with the Common Stock on an as-if-converted-to-Common-Stock-basis based on the greater of (i) the Conversion Price, or (ii) the Minimum Price as defined in Rule 5635(d) of the Nasdaq Listing Rules, except that holders of Series A Preferred Stock shall have the right to vote as a separate class with respect to certain specified matters; (c) the right to receive cumulative cash dividends at an annual dividend rate of 8.0%, which may be payable in kind or in cash at the option of the Company; and (d) such other terms and provisions as will be set forth in the Restated Articles.

As of the Closing, there are no Series A Preferred Stock currently issued and outstanding.

The foregoing descriptions of the Restated Articles and summary of the material terms of the Series A Preferred Stock do not purport to be complete and is qualified in its entirety by reference to the complete text of the Restated Articles which was previously filed as Exhibit 3.1 to the Current Report on Form 8-K filed on September 15, 2025 and incorporated by reference herein.

Prefunded Warrant and Common Warrant

Each Prefunded Warrant has an exercise price per share of Series A Preferred Stock equal to $0.001 per share. The Prefunded Warrants are immediately exercisable upon the Closing of the Private Placement and expire when exercised in full. The exercise price and the number of shares of Series A Preferred Stock issuable upon exercise of each Prefunded Warrant is subject to appropriate adjustments in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the Series A Preferred Stock.

Each Common Warrant has an initial exercise price of $1.715, which is equal to the 20-day VWAP per share of Common Stock immediately preceding the Closing of the Private Placement (subject to adjustment therein), is exercisable immediately following issuance and have a term of five (5) years from the initial issuance date. The Common Warrant has an “cashless exercise” provision which provides that the Common Warrant can be exercised without further payment to the Company. The exercise price and the number of shares of Common Stock issuable upon exercise of each Common Warrant is subject to appropriate adjustments in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the Common Stock.

In addition, the Warrants may not be exercised in full and may not be exercised to the extent that immediately following such exercise, the holder would beneficially own greater than 4.99% (or, at the election of the holder, greater than 9.99%) of the Company’s outstanding Common Stock.

Registration Rights Agreement

In connection with the Purchase Agreement, the Company agreed to enter into a registration rights agreement with the Purchasers (the “Registration Rights Agreement”), pursuant to which the Company will prepare and file a registration statement with the SEC covering the resale of a number of shares of Common Stock underlying the Series A Preferred Stock and the Common Warrants issued pursuant to the Purchase Agreement, and to use its commercially reasonable efforts to cause such registration statement to be declared effective by the SEC within seventy-five (75) days following the date of the registration statement.

Escrow Agreement

In connection with the Closing, the Company entered into an Escrow Agreement (the “Escrow Agreement”), with David L. Hill, II on behalf of Hill Innovative Law, LLC, as escrow agent (the “Escrow Agent”), pursuant to which the Escrow Agent agreed to hold and disburse the total aggregate purchase price pursuant to the terms of the Escrow Agreement.

Debt Satisfaction Agreement

On September 15, 2025, concurrently with the Closing, Cleveland entered into a Debt Satisfaction Agreement with the Company (the “Debt Satisfaction Agreement”) pursuant to which Cleveland represented that the full subscription price for the Securities acquired and issued in the Private Placement to Cleveland were in exchange for the full payment and settlement of any and all obligations of the Company due to Cleveland under a Subordinated Unsecured Promissory Note dated November 2, 2023, as amended (the “Cleveland Note”) issued by the Company to Cleveland in connection with a certain Credit Facility Agreement dated November 2, 2023 (the “Cleveland Credit Facility Agreement”) and upon issuance of the Securities to Cleveland, all obligations, including unpaid principal amount of $1,000,000 outstanding and all accrued interest under the Cleveland Note and Credit Facility Agreement (“Cleveland Obligations”) were deemed paid in full.

Loan and Security Agreement

As previously reported, on July 16, 2025, the Company, Flux Power, Inc., a wholly-owned subsidiary of the Company and Gibraltar Business Capital, LLC entered into Amendment No. 5 (the “Fifth Amendment”) to that certain Loan and Security Agreement dated as of July 28, 2023 (as amended, restated, supplemented or modified from time to time, the “Loan Agreement”). Pursuant to the Fifth Amendment, upon the conversion of all of the outstanding obligations under the Cleveland Note into equity of the Company at the Closing of the Private Placement on September 15, 2025, the maturity date under the Loan Agreement automatically extended to July 31, 2027.

The foregoing summaries of the Prefunded Warrant, Common Warrant, Amended and Restated Purchase Agreement, Registration Rights Agreement, Escrow Agreement and Debt Satisfaction Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of these documents, copies of which are attached to this Current Report on Form 8-K, as Exhibits 4.1, 4.2, 10.1, 10.2, 10.3 and 10.4, respectively, and incorporated by reference herein. The description of the Fifth Amendment set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the Fifth Amendment, which was previously filed as Exhibit 10.1 to the Current Report on Form 8-K filed on July 22, 2025, and is incorporated by reference herein.

Item 1.02 Termination of a Material Definitive Agreement.

The information disclosed above in Item 1.01 is hereby incorporated by reference into this Item 1.02.

On September 15, 2025, upon the Closing of the Private Placement upon satisfaction of the Cleveland Obligations, the Cleveland Credit Facility Agreement for a line of credit for up to $2.0 million was terminated. There were no draws, amounts due and obligations owed to Cleveland as of the termination date. In connection with such termination, the Cleveland Note was cancelled.

Item 3.02 Unregistered Sales of Equity Securities.

The information disclosed above in Item 1.01 is hereby incorporated by reference into this Item 3.02.

The Securities are being offered and sold by the Company to certain accredited investors in an offering made in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D promulgated thereunder. The Prefunded Warrant, Common Warrant and Series A Preferred Stock will not be registered under the Securities Act, or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Act and applicable state securities laws. The Private Placement was not conducted in connection with a public offering, and no public solicitation or advertisement was made or relied upon by any investor in connection with the Private Placement.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

Item 7.01 Regulation FD Disclosure.

On September 16, 2025, the Company issued a press release announcing the Closing of the Private Placement. A copy of the press release is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

The information reported under Item 7.01 in this Current Report on Form 8-K and Exhibit 99.1 attached hereto are being “furnished” and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 ,as amended, or the Exchange Act, regardless of any general incorporation language in such filing. This Current Report on Form 8-K will not be deemed an admission as to the materiality of any information contained herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Exhibit Description
4.1	Form of Prefunded Warrant (PIPE)
4.2	Form of Common Warrant (PIPE)
10.1	Form of Amended and Restated Securities Purchase Agreement
10.2	Form of Registration Rights Agreement
10.3	Form of Escrow Agreement
10.4	Form of Debt Satisfaction Agreement
99.1	Press Release dated September 16, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Flux Power Holdings, Inc.
a Nevada corporation

By:	/s/ Krishna Vanka
Krishna Vanka
Chief Executive Officer

Dated: September 16, 2025